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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

  (1)
  Registration Statements (Form S-8 Nos. 333-51184, 333-106532, 333-125895, 333-134622 and 333-148132) pertaining to the 2000 Equity Incentive Plan, the 2000 Employee Stock Purchase Plan and the 2000 Non-Employee Directors' Stock Option Plan of Rigel Pharmaceuticals, Inc.,

  (2)
  Registration Statement (Form S-8 No. 333-72492) pertaining to the 2001 Non-Officer Equity Incentive Plan of Rigel Pharmaceuticals, Inc.,

  (3)
  Registration Statements (Form S-8 Nos. 333-107062 and 333-139516) pertaining to the 2000 Employee Stock Purchase Plan of Rigel Pharmaceuticals, Inc.,

  (4)
  Registration Statement (Form S-8 No. 333-111782) pertaining to the 2000 Equity Incentive Plan of Rigel Pharmaceuticals, Inc., and

  (5)
  Registration Statement (Form S-3 Nos. 333-148838) of Rigel Pharmaceuticals, Inc. and in the related Prospectuses;

of our reports dated March 2, 2010, with respect to the financial statements of Rigel Pharmaceuticals, Inc., and the effectiveness of internal control over financial reporting of Rigel Pharmaceuticals, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2009.

/s/ ERNST & YOUNG LLP
Palo Alto, California March 2, 2010

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM